UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

_______________________

NovaCopper Inc.

(Exact name of registrant as specified in its charter)

_______________________

British Columbia	001-35447	98 -1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada, V7Y 1K4

(Address of principal executive offices, including zip code)

(604) 638-8088

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 7.01 Regulation FD Disclosure

On August 18, 2016, NovaCopper Inc. (the “Registrant”) issued a press release announcing that it entered into a share purchase agreement to sell its subsidiary, Sunward Investments Limited. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On August 17, 2016, NovaCopper Inc. entered into a share purchase agreement (the “Agreement”) to sell its wholly-owned subsidiary, Sunward Investments Limited, which indirectly owns the Titiribi property to Brazil Resources Inc. (“BRI”) in exchange for 5 million common shares of BRI and 1 million warrants. Each warrant is exercisable into one common share of BRI for a period of two years from the closing date of the transaction at a price of C$3.50 per BRI common share. Using the 20 day volume weighted average price of BRI shares on the TSX-V of C$2.61, the value of the 5 million common shares of BRI would be approximately C$13.1 million. Closing of the transaction is subject to satisfaction of certain closing conditions and receipt of regulatory approval, and is anticipated to occur on or about September 1, 2016.

The Titiribi property is located approximately 70 kilometers southwest of the city of Medellin, Colombia, in Antioquia department, within the historical Titiribi mining district. It was acquired in June 2015 as part of a larger corporate transaction between NovaCopper and Sunward Resources Limited.

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated closing date. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the uncertainties involving receipt of required regulatory approvals and satisfaction of closing conditions. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	NovaCopper sells Titiribi Property to Brazil Resources

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: August 19, 2016	By:	/s/ Elaine Sanders
Elaine M. Sanders, Chief Financial Officer